EXHIBIT d.(xx)

           Form of Amendment Number 2 to Investment Services Agreement


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                              AMENDMENT NUMBER 2 TO
                          INVESTMENT SERVICES AGREEMENT

         Pursuant to the Investment Services Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and Hartford Investment Management Company dated as of March 3, 1997 (the "Agreement"), each of The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund are hereby included in the Agreement as a Portfolio. All provisions of the Agreement shall apply to the management of The Hartford Income Fund, The Hartford Short Maturity Fund, The Hartford Inflation Plus Fund, The Hartford Tax-Free California Fund and The Hartford Tax-Free New York Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the _____ day of _______, 2002.

                                  HARTFORD INVESTMENT FINANCIAL SERVICES, LLC.


                                  By:
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                                  HARTFORD INVESTMENT MANAGEMENT COMPANY


                                  By:
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